Exhibit 99.1

For Immediate Release

Company Contact:	Investor Relations Contact:

Dino Eliopoulos, Precis, Inc.	Michael Lucarelli, Cameron Associates
Chief Financial Officer	Vice President
Telephone: 972-343-6501	Telephone: 212-245-8800 x225
Email: dino@precis-pcis.com	Email: Michaell@cameronassoc.com

Precis, Inc. Announces First Quarter 2004 Results

 Cash-in-Trust Grew By $1.2 Million or 42.9%

GRAND PRAIRIE, TX, April 29, 2004—Precis, Inc. (NASDAQ: PCIS) a leader in healthcare services and membership based programs, announced today financial results for the first quarter ended March 31, 2004.  The Company’s business focus is to service the ever growing number of uninsured in the United States.  The total number of uninsured Americans, which represents the Company’s largest market, now approximates 43.6 million or 15.6% of the total population.  Given the rising costs of healthcare, the market need for Precis Inc.’s healthcare product offering is ever increasing.

Revenues for the first quarter of 2004 were $9.9 million, a decrease of $0.9 million or 8.3% compared to $10.8 million during the comparable 2003 period.  Net earnings for the first quarter of 2004 were $0.6 million and $0.05 per fully diluted earnings per share, a decrease as compared to net earnings of $1.2 million and $0.10 per fully diluted earnings per share during the comparable 2003 period. As was expected, revenues and net earnings for the first quarter of 2004 were impacted by the recent escrow based product changes to our healthcare product offering, as well as certain infrastructure costs associated with our newly created Care Financial and Care125 divisions.  Care Financial offers businesses and individuals health and life insurance products. Care125 offers flexible spending plans and healthcare reimbursement arrangements for employers.

The Company’s cash and cash equivalents and cash-in-trust as of March 31, 2004 were $12.0 million and $4.0 million, an increase of $0.9 million and $ 1.2 million or 8.1% and 42.9%, respectively. The growth in the Company’s cash-in-trust (medical escrow accounts) has continued at a significant rate throughout 2003 and for the first quarter in 2004.  Fully diluted net book value per share as of December 31, 2003 and March 31, 2004 was $2.82 and $2.87, respectively. Fully diluted net book value per share as of March 31, 2003 was $2.57.  Fully diluted net book value per share is considered a non-generally accepted accounting principles measure.  The Company believes that this financial measure is considered relevant given its increased financial position.

During the first quarter of 2004, the Company’s corporate sales team, headed up by Terry Brewster, Executive Vice President of Sales and Marketing, has begun to re-position his team in order to successfully enter and compete in the large self-insured employer group and medical benefits market.  The Company’s corporate sales team serves to complement the individual based network marketing distribution channel, and also allows the Company to diversify into the large employer group medical benefits market. The employer group market is constantly seeking ways to find alternative and innovative means to assist in the reduction of their healthcare costs and therefore is considered an attractive business opportunity for the Company.  The Company’s group healthcare product offering, which includes Care125 and Care Financial, provides a cost effective product offering for this market.”

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Judith Henkels, Chairman, CEO, and President commented on the results, “The changes we introduced during the latter part of 2002 and substantively on October 1, 2003 have necessitated additional time and resources from a business operations, implementation and execution standpoint.  This of course was to be expected. We continue our emphasis on education and training and target marketing as it relates to these recent product changes with the goal of improved operating results in the latter half of 2004. As of March 31, 2004, we’ve had five consecutive quarters of significant growth in our members’ medical escrow accounts and believe that this provides preliminary market acceptance from our constituency of our enhanced product offering.  Although we’re still in the very early stages, we will continue to monitor and gauge market acceptance of our new product offering.”

Ms. Henkels commented further, “We’re are also encouraged of the strategic progress our corporate sales team has made to date and believe that we have the right group to make a sales and marketing impact into the large employer group medical benefits market. During this transitional period we continue to focus on the strengthening of our group healthcare product offering, including any infrastructure requirements, and at the same time continue to ensure that we maintain our position of financial strength.”

The conference call will commence on Thursday, April 29, 2004, at 4:30 p.m. EST and you are invited to listen to Precis, Inc.’s First Quarter 2004 Conference Call with Judith Henkels, Chairman, CEO, and President, and Dino Eliopoulos, Chief Financial Officer.  The telephone number for the conference call is 1-866-800-8652 (domestic), passcode #86773805 and 1-617-614-2705 (international), or listen to the Web cast at www.fulldisclosure.com, www.streetevents.com, or www.precis-pcis.com.

If you are unable to participate, an audio digital replay of the call will be available from Thursday, April 29, 2004, at 7:00 p.m. EST until Thursday, May 13, 2004, 7:00 p.m. EST by dialing 1-888-286-8010 (domestic) or 617-801-6888 (international) using confirmation code #90665897.  A web archive will be available for 30 days at www.fulldisclosure.com or www.streetevents.com.

PRECIS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	For the Three Months Ended March 31,
	2004	2003
Product and service revenues	$9,946,131	$10,762,309

Operating expenses:
Cost of operations	3,301,118	3,164,785
Sales and marketing	3,197,947	4,214,254
General and administrative	2,329,234	1,596,811

Total operating expenses	8,828,299	8,975,850

Operating income	1,117,832	1,786,459

Other expenses:
Interest income and expense, net	29,007	28,980

Total other expenses	29,007	28,980

Earnings before income taxes	1,088,825	1,757,479
Provision for income taxes	482,873	570,719

Net Earnings	$605,952	$1,186,760

Earnings per common share:
Basic	$0.05	$0.10
Diluted	$0.05	$0.10

Weighted average number of common shares outstanding:
Basic	11,851,655	11,862,985
Diluted	11,930,725	11,913,927

	For the Three Months Ended March 31,
	2004	2003
Cash flow information:
Net cash provided by operating activities	$1,442,889	$3,005,156
Net cash used in investing activities	$(151,816)	$(201,696)
Net cash used in financing activities	$(366,213)	$(350,885)

Balance Sheet Highlights	As of March 31, 2004	As of December 31, 2003

Cash and cash equivalents	$12,012,780	$11,087,920
Working capital	$9,549,411	$8,818,823
Fixed assets	$3,000,098	$3,324,410
Goodwill	$21,077,285	$21,077,284
Total assets	$42,599,301	$40,813,664
Capital lease obligation, net of current portion	$91,308	$275,422
Net book value	$34,212,494	$33,602,104

Fully diluted net book value per share for the Company is calculated by taking its net book value divided by its fully diluted shares outstanding for the period under consideration.

About Precis, Inc.

Precis is a national membership marketing company that provides membership programs to a variety of industries including: healthcare, retail, banking, consumer finance and member based associations. Its leading program, Care Entrée, is marketed as a membership based healthcare savings program designed to significantly reduce out-of-pocket medical expenses at affordable rates to the consumer while helping the medical community receive accelerated payment for their services.  The Care Financial subsidiary offers businesses and individuals a broad range of financial solutions, including health and life insurance, annuities and cafeteria plan style flexible spending plans and healthcare reimbursement arrangements.  For more information on Precis, its subsidiaries Care Entrée, Foresight, Inc. or Care Financial, LLC, visit www.precis-pcis.com, www.careentree.com, www.foresightclub.com, and www.care-financial.com, respectively.

Certain statements included in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate”, “believes”, “expects”, “may”, “will”, or “should”, or other variations thereon, by discussions of strategies that involve risks and uncertainties. Precis, Inc.’s actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include general economic and business conditions; Precis, Inc.’s ability to implement its business strategies; competition; availability of key personnel; increasing operating costs; unsuccessful promotional efforts; changes in brand awareness; acceptance of new product offerings; retention of members and independent marketing representatives; and changes in, or the failure to comply with, government regulations.  The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statement, whether as a result of new information, future events, or otherwise.

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